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Exhibit 10.32

EXECUTION COPY

HUNTSMAN INTERNATIONAL LLC
AS PURCHASER

HUNTSMAN SURFACE SCIENCES UK LIMITED
TIOXIDE EUROPE LIMITED
AND
HUNTSMAN PETROCHEMICALS (UK) LIMITED
AS ORIGINATORS

HUNTSMAN (EUROPE) B.V.B.A
AS MASTER SERVICER

AMENDED AND RESTATED
UK RECEIVABLES PURCHASE AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT is made    October 2002

BETWEEN

(1)
HUNTSMAN INTERNATIONAL LLC, a limited liability company organised under the laws of the State of Delaware, as purchaser (the "Purchaser");

(2)
HUNTSMAN SURFACE SCIENCES UK LIMITED ("Huntsman SS"), a company incorporated in England and Wales;

(3)
TIOXIDE EUROPE LIMITED ("Tioxide Europe"), a company incorporated in England and Wales;

(4)
HUNTSMAN PETROCHEMICALS (UK) LIMITED, a company incorporated in England and Wales ("Petrochemicals UK" and together with Tioxide Europe and Huntsman SS, the "Originators") and

(5)
HUNTSMAN (EUROPE) B.V.B.A., a corporation organised under the laws of Belgium, (in its capacity as "Master Servicer").

WHEREAS

(A)
Tioxide Europe and Petrochemicals UK are party to a receivables purchase agreement dated 21 December 2000 (the "Original UK RPA").

(B)
Huntsman SS wishes to become a party to the Original UK RPA and the Originators and each of the other parties hereto have agreed to such accession and to the amendment and restatement of the Original UK RPA on the terms hereof.

(C)
Each Originator has at present and expects to have in the future Receivables owed to it which arise in the course of its business.

(D)
The Originators and the Purchaser have agreed, upon the terms and subject to the conditions of this Agreement, that each Originator may from time to time deliver an Offer Letter to the Purchaser, in relation to an Offer by such Originator, offering to assign to the Purchaser Receivables arising from time to time to such Originator, and in the event the Purchaser decides to accept such an Offer it will do so in the manner provided herein.

(E)
Huntsman (Europe) B.V.B.A., as the Master Servicer (the "Master Servicer"), the Purchaser, the Company and The Chase Manhattan Bank (Ireland) plc, not in its individual capacity but solely as trustee, (the "Trustee"), have entered into a Pooling Agreement dated as of the date hereof (such agreement, as it may be amended, modified or otherwise supplemented from time to time hereafter, being the "Pooling Agreement") in order to create a master trust into which the Company desires to grant a participation and a security interest in relation to all of its right, title and interest in, to and under the Receivables and certain other assets now or hereafter owned by the Company, in consideration for which the Trustee shall, subject to the terms and conditions of the Pooling Agreement and any related Supplement make certain payments to the Company. The Company may from time to time make distributions to the Purchaser. The Purchaser may use funds so received by it to enable it to accept Offers in the manner provided herein.

(F)
The Master Servicer, the Company, the Purchaser, the Originators, the Liquidation Servicer and the Trustee have entered into an amended and restated Servicing Agreement dated as of the date hereof (such agreement, as it may be amended, modified or otherwise supplemented from time to time hereafter, being the "Servicing Agreement") pursuant to which the Master Servicer will agree to service and administer the Receivables on behalf of the Company.

NOW IT IS HEREBY AGREED as follows:

1.
DEFINITIONS

1.1
Defined Terms

  Capitalised terms used herein shall, unless otherwise defined or referenced herein, have the meanings assigned to such terms in Annex-X attached to the Pooling Agreement which Annex-X is incorporated by reference herein. The following definitions shall have the following meanings:

  "Closing Documents List" shall mean the document entitled "Closing List of Documents" specifying certain documents, notifications and other matters required as a condition precedent to this Agreement as set out in the Ninth Schedule to this Agreement.

  "Excluded Receivables" shall include (without prejudice to the definition in Annex -X) any Receivable originated by any person other than a UK Originator.

  "Notice of Assignment" means a notice given to the related Obligor or Obligors (or guarantor or guarantors) to the effect that one or more Receivables (and if applicable the related benefit of any related guarantee or guarantees) have been assigned to the Purchaser;

  "Notification" shall mean a notification in the form of the Tenth Schedule delivered by the Master Servicer to the Purchaser that it has received and printed off in full as agent for the Purchaser an Offer and setting out the Purchase Price in relation to such Offer together with details of the relevant account into which such Purchase Price should be paid should the Purchaser decide to accept such an Offer.

  "Offer" shall mean any offer made by any Originator to the Purchaser to sell Receivables as set out in the Offer Letter and attached UK Originator Daily Report.

  "Offer Letter" shall mean any letter in relation to an Offer delivered by any Originator to the Master Service as agent for the Purchaser in accordance with the provisions of Clause 2.1 of this Agreement.

  "UK Originator Daily Report" shall mean the report (which shall in each case be appended to the related Offer Letter) prepared by the UK Originators in accordance with the terms of this Agreement substantially in the form set out in the Second Schedule to this Agreement, and which shall in no event be signed by any party.

  "Originator Termination Notice" means a notice served by the Purchaser pursuant to clause 6.5.

  "Outstanding Face Amount" shall mean in relation to a Receivable on any date the amount in an Approved Currency which is the outstanding balance due in respect thereof at the opening of business in London on such date (including VAT).

  "Purchase Date" shall mean any date on which an Offer is accepted by payment pursuant to the arrangements contemplated by this Agreement.

  "Purchase Price" shall mean, at any Purchase Date, an amount calculated in accordance with Clause 2.4 of this Agreement.

  "Purchased Receivables" shall mean all Receivables originated by an Originator which have been the subject of an Offer accepted by the Purchaser other than any such Receivables which have been repurchased pursuant to this Agreement or which have been paid in full or repaid in full by the Obligor.

  "Security Power of Attorney" shall mean the power of attorney granted by the Originator in favour of the Purchase substantially in the form set out in the Third Schedule to this Agreement

  "Stamp Duty" shall be construed as a reference to any stamp, registration or other transaction or documentary tax (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.2.
Other Definitional Provisions

(a)
The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(b)
As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Originators and the Purchaser, unless otherwise defined or incorporated by reference herein, shall have the respective meanings given to them under GAAP.

(c)
The meanings given to terms defined or incorporated by reference herein shall be equally applicable to both the singular and plural forms of such terms.

(d)
Any reference herein to a Schedule or Exhibit to this Agreement shall be deemed to be a reference to such Schedule or Exhibit as it may be amended, modified or supplemented from time to time to the extent that such Schedule or Exhibit may be amended, modified or supplemented (or any term or provision of any Transaction Document may be amended that would have the effect of amending, modifying or supplementing information contained in such Schedule or Exhibit) in compliance with the terms of the Transaction Documents.

(e)
Any reference in this Agreement to any representation, warranty or covenant "deemed" to have been made is intended to encompass only representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Agreement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit or otherwise unexpressed representation, warranty or covenant.

(f)
The words "include", "includes" or "including" shall be interpreted as if followed, in each case, by the phrase "without limitation".

(g)
Save where the contrary is indicated, any reference in this Agreement to costs, charges, expenses and remuneration shall be deemed to include references to any value added tax or similar tax charged or chargeable in respect thereof, and section 89 of the Value Added Tax Act 1994 is hereby excluded for the purposes of this Agreement.

2.
OFFER OF RECEIVABLES

2.1
Offer of Receivables

(a)
An Originator may make an Offer for the sale of Receivables (other than Excluded Receivables) to the Purchaser on any Business Day falling on or after the date on which the Purchaser has confirmed (such confirmation having been provided in respect of Tioxide Europe and Petrochemicals UK prior to the date of this Amended and Restated Agreement) that it has received in form and substance satisfactory to it each of the documents specified in the Closing Documents List which are applicable to such Originator by delivering to the Master Servicer as agent authorised by the Purchaser to receive such an Offer on its behalf, by letter, fax or electronic mail an Offer Letter substantially in the form set out in the First Schedule to this Agreement.

  (b)
  Each Offer Letter delivered by an Originator pursuant to Clause 2.1(a) shall:

  (i)
  specify the total of the Outstanding Face Amounts and the Outstanding Face Amounts in each Approved Currency of the Receivables offered pursuant thereto and have the applicable UK Originator Daily Report substantially in the form set out in the Second Schedule to this Agreement and a list of such Receivables appended to it;

  (ii)
  specify any amount of set-off exercised with regard to such Receivables;

  (iii)
  be delivered no later than 12.00 pm (London time) on any Business Day and, if it is delivered after this time, it shall be deemed to be delivered on the next Business Day; and

  (iv)
  constitute an offer by such Originator to sell (by way of an equitable assignment) to the Purchaser absolutely with full title guarantee (other than to the extent such full title guarantee would be inconsistent with the representations made by the Originator when making an Offer) all of the Originator's beneficial right, title and interest in and to the Receivables (and the related benefit of any guarantees referable thereto) to which such Offer relates at the related Purchase Price calculated in accordance with Clause 2.4 and on the terms and conditions of this Agreement.

  (c)
  Each Receivable comprised in an Offer shall for the purposes of calculating the related Purchase Price in accordance with Clause 2.4 be deemed to be an Eligible Receivable, unless otherwise specified in such Offer Letter.

2.2
Acceptance of Offers

(a)
Immediately upon receipt of the Offer Letter and UK Originator Daily Report, the Master Servicer shall print off such Offer Letter and UK Originator Daily Report in full. Immediately upon completion of such printing out the Master    Servicer shall send a Notification to the Purchaser. Only after receiving such Notification from the Master Servicer and only after the Purchaser has printed out such Notification in full may the Purchaser accept the Offer. Such acceptance shall be made (if at all) no earlier than 3.00 pm London time on the day on which such Notification is printed off and no later than five Business Days following that upon which such Notification is received. Notwithstanding any of the other provisions of this Agreement and the Transaction Documents, the Purchaser shall not be obliged to accept any Offers.

(b)
Each Offer may be accepted by the Purchaser only with respect to the Receivables specified in the relevant Offer Letter and any purported form of acceptance of an Offer otherwise than in the manner specified in this Clause 2 shall be null and void and of no effect (and for the avoidance of doubt nothing in this Agreement or in any Offer Letter or in any other document shall of itself operate so as to convey or transfer to any person any beneficial interest in any Receivables).

(c)
Each Offer shall, immediately upon sending, be irrevocable and binding on the relevant Originator until (if not accepted before such time) close of business (New York time) five (5) Business Days following the date when such Offer is sent (or such longer period of time for acceptance as may be agreed upon by the relevant Originator and the Master Servicer on behalf of the Purchaser) when such Offer shall lapse.

(d)
Except as provided below, an Offer may only be accepted by payment of the Purchase Price in the relevant Approved Currency in respect of the relevant Receivables denominated in such Approved Currency being made by or on behalf of the Purchaser to the relevant Originator or on its behalf. The Purchase Price of Receivables in an Approved Currency shall be determined in accordance with Clause 2.4 by reference to the Outstanding Face Amounts of all the Receivables denominated in such Approved Currency which are the subject of such Offer.

  (e)
  The Purchaser shall ensure that each payment made by it or on its behalf in order to accept an Offer is made by payment directly into the relevant account specified by the Originator in the Offer Letter and notified to the Purchaser by the Master Servicer in the applicable Notification.

  (f)
  Save as otherwise provided herein, the Purchaser shall make funds available in relation to each Offer which it decides to accept by payment of the related Purchase Price (determined in accordance with the provisions of Clause 2.4). The Purchaser (or any other person on its behalf) shall only give instructions or directions for the making of any payment as mentioned in Clause 2.2(d) after the Offer to which such payment relates has been printed off in full by the Master Servicer and the Purchaser has received from the Master Servicer and printed off in full the Notification in accordance with Clause 2.4(b). Such instructions or direction shall be copied to the Master Servicer provided that, for the avoidance of doubt, the copying of such instructions or directions to the Master Servicer shall not be a condition precedent to the formation of any agreement for the sale of any assets which are the subject of any Offer.

2.3
Assignment of Receivables and Perfection

(a)
Upon acceptance of any Offer in accordance with Clauses 2.2(a) to 2.2(f) inclusive, the Originator's beneficial rights, title and interest in and to (i) the Receivables to which such Offer relates, (ii) the Related Property and (iii) all Collections (and the related benefit of any guarantees referable to (i), (ii) and (iii)) shall thereupon pass to the Purchaser. Such property shall be referred to collectively herein as the "Receivable Assets".

(b)
Subject to Clause 2.3(d), the Originator and the Purchaser will take all such steps and comply with all such formalities as are specified in Clause 6.3(c) as may be reasonably required to perfect or more fully to evidence or secure the title of the Purchaser to the Receivables assigned (or purported to be assigned) pursuant to Clause 2.3(a), provided that the right to require the steps and formalities specified in Clause 6.3(b) to be taken shall only exist on and after the Originator Termination Date.

(c)
Subject to Clause 2.3(d), the Originator and the Purchaser in order to secure the Company's interest in the Receivables and the performance of its obligations in respect thereof pursuant to this Agreement, the Pooling Agreement and any related Supplement and any accepted Offer hereby agree to enter into the Security Power of Attorney referred to in the Closing Documents List in a form appended to the Third Schedule of this Agreement.

(d)
Notwithstanding the provisions of Clause 6.3(b), all parties hereto (including the Purchaser as the donee of the Security Power of Attorney) hereby agree that none of the powers conferred pursuant to such Security Power of Attorney may at any time be exercised unless at such time the Originator Termination Date has been declared.

2.4
Purchase Price

(a)
The Purchase Price of the Eligible Receivables which are the subject of an Offer shall be equal to the product of (a) the aggregate Outstanding Face Amounts of Eligible Receivables as set forth in the applicable UK Originator Daily Report delivered in accordance with Clause 2.1 of this Agreement and (b) one hundred per cent (100%) minus the Discounted Percentage.

  (b)
  The Master Servicer shall, immediately on receipt of an Offer pursuant to Clauses 2.1(b) print out in full the Offer Letter and UK Originator Daily Report and immediately upon completion of such printing out deliver a Notification to the Purchaser:

  (c)
  Each calculation made by the Master Servicer pursuant to this Clause 2.4 shall, in the absence of manifest error, be conclusive. For the avoidance of doubt, the giving of the Notification as referred to in Clause 2.4(b) shall not be required in order to effect acceptance of an Offer.

2.5
Trust

(a)
If for any reason any Receivable which is the subject of an accepted Offer cannot be duly assigned to the Purchaser as contemplated hereby then with effect from the date of the purported assignment thereof the Originator shall hold the same and all Collections related thereto on trust absolutely for the Purchaser.

(b)
The provisions of (a) above shall be without prejudice to any obligations or representations of the Originator hereunder in respect of any such Receivables.

2.6
No Repurchase

  Subject to Clause 2.8, no Originator shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Purchaser any Receivables or other Receivable Assets related to such Receivables or to rescind or otherwise retroactively effect any purchase of any such Receivables or other Receivable Assets related to such Receivables after the Purchase Date relating thereto, provided that the foregoing shall not be interpreted to limit the right of the Company to receive an Originator Dilution Adjustment Payment, an Originator Adjustment Payment or an Originator Indemnification Payment.

2.7
Rebates, Adjustments, Returns, Reductions and Modifications

  From time to time an Originator may make a Dilution Adjustment to a Receivable in accordance with this Clause 2.7 and Clause 5.2, provided that if such Originator cancels an invoice related to such Receivable, either (i) such invoice must be replaced, or be caused to be replaced, by the Originator with an invoice relating to the same transaction of equal or greater Principal Amount on the same Business Day that such cancellation was made, (ii) such invoice must be replaced, or be caused to be replaced, by the relevant Originator with an invoice relating to the same transaction of a lesser Principal Amount on the same Business Day that such cancellation was made and the Originator must make an Originator Dilution Adjustment Payment, to the Purchaser, in an amount equal to the difference between such cancelled and replacement invoices or (iii) the Originator must make an Originator Dilution Adjustment Payment, to the Purchaser in an amount equal to the full value of such cancelled invoice pursuant to this Clause 2.7. Each Originator agrees to pay to the Purchaser, on the Purchase Date immediately succeeding the date any Dilution Adjustment is granted or made pursuant hereto by such Originator, the amount of any such Dilution Adjustment (an "Originator Dilution Adjustment Payment"). The amount of any Dilution Adjustment shall be set forth on the first Daily Report prepared after the date on which such Dilution Adjustment was granted or made.

2.8
Payments in Respect of Ineligible Receivables and Originator Indemnification Payments

(a)
In the event of a breach of any of the representations and warranties contained in Clauses 3.3(a), 3.3(b), 3.3(c), 3.3(d) or 3.3(f) in respect of any Receivable sold hereunder or if the Purchaser's interest in any Receivable is not a full beneficial ownership, the relevant Originator shall, within 30 days after receipt of written notice of such breach or defect from the Purchaser, remedy the matter giving rise to such breach of representation or warranty if such matter is capable of being remedied. If such matter is not capable of being remedied or is not so remedied within said period of 30 days, such Originator upon request of the

    Purchaser shall repurchase the relevant Receivable from the Purchaser at a repurchase price (without duplication of any Originator Dilution Adjustment Payments made pursuant to Clause 2.7 hereof), equal to the original Principal Amount of such Receivable less Collections received by the Purchaser in respect of such Receivable (the "Originator Adjustment Payment"). Upon the payment of an Originator Adjustment Payment hereunder, the Purchaser shall automatically agree to pay to the relevant Originator all Collections received subsequent to such repurchase with respect to such repurchased Receivable. The parties agree that if there is a breach of any of the representations and warranties of the Originator contained in Clause 3.3(a), 3.3(b) or 3.3(c) in respect of or concerning any Receivable, the Originator's obligation to pay the Originator Adjustment Payment under this Clause 2.8 is a reasonable pre-estimate of loss and not a penalty (and neither the Purchaser nor any other person or entity having an interest in this Agreement through the Purchaser shall be entitled to any other remedies as a consequence of any such breach).

  (b)
  Special Indemnification    In addition to its obligations under Clause 7.2, each Originator agrees to pay, indemnify and hold harmless (without duplication of any Originator Dilution Adjustment Payments made pursuant to Clause 2.7 hereof) the Purchaser from and against any loss, liability, expense, damage or injury which may at any time be imposed on, incurred by or asserted against the Purchaser in any way relating to or arising out of (i) any Receivable attributable to such Originator becoming subject to any defence, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement or the Pooling Agreement or any Supplement) or (ii) such Originator breaching any covenant contained herein with respect to any Receivable (each of the foregoing events or circumstances being an "Originator Indemnification Event"), and such Receivable (or a portion thereof) ceasing to be an Eligible Receivable on the date on which such Originator Indemnification Event occurs. The amount of such indemnification shall be equal to the original Principal Amount of such Receivable less Collections received by the Purchaser in respect of such Receivable (the "Originator Indemnification Payment"). Such payment shall be made on or prior to the tenth Business Day after the day the Purchaser requests such payment or the Originator obtains knowledge thereof unless such Originator Indemnification Event shall have been cured on or before such tenth Business Day, provided, however, that in the event that (x) an Originator Termination Event with respect to an Originator has occurred and is continuing or (y) the Purchaser shall be required to make a payment with respect to such Receivable pursuant to Clause 2.7 of the Contribution Agreement and the Purchaser has insufficient funds to make such a payment, the Originator shall make such payment immediately. The Purchaser shall have no further remedy against the Originator in respect of such an Originator Indemnification Event unless the Originator fails to make an Originator Indemnification Payment on or prior to such tenth Business Day or on such earlier day in accordance with the proviso set forth in this Clause 2.8(b). Upon the making of an Originator Indemnification Payment, the Purchaser shall automatically agree to pay to the Originator all Collections received subsequent to such payment with respect to the Receivable in respect of which an Originator Indemnification Payment is made.

2.9
Certain Charges

  The Originators and the Purchaser hereby agree that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Receivables shall be the property of the Purchaser notwithstanding the occurrence of an Early Termination and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of the Receivables transferred, conveyed, assigned and sold to the Purchaser pursuant to Clause 2 hereof.

2.10
Certain Allocations

  Each Originator, as Local Servicer, hereby agrees that if it can attribute a Collection to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor, provided, however, that if it cannot attribute a Collection to a specific Receivable, then such Collection shall be applied to pay the Receivables of such Obligor in the order of maturity of such Receivables, beginning with the Receivable that has been outstanding the shortest and ending with the Receivable that has been outstanding the longest.

3.
REPRESENTATIONS AND WARRANTIES

3.1
Representations and Warranties of the Originators

  Each Originator represents and warrants to the Purchaser that each of the following statements is true at the time of each offer as of the Effective Date that:

  (a)
  Organisation; Powers    It (i) is a limited liability company incorporated in England and Wales, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect with respect to it and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

  (b)
  Authorisation    The execution, delivery and performance by it of each of the Transaction Documents to which it is a party and the performance of the Transactions (i) have been duly authorised by all requisite company and, if applicable and required, shareholder action and (ii) will not (A) violate (1) any Requirement of Law applicable to it or (2) any provision of any Transaction Document or other material Contractual Obligation to which it is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation to which it is a party or by which it or any of its property is or may be bound except where any such conflict, violation, breach or default referred to in sub-clause (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to it or (C) result in the creation or imposition of any Lien upon the Receivables (other than Permitted Liens and any Lien created under the Transaction Documents or contemplated or permitted thereby).

  (c)
  Enforceability    This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its respective terms, subject (a) to applicable bankruptcy, insolvency, reorganisation, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity.

  (d)
  Litigation; Compliance with Laws

  (i)
  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against it in respect of which there exists a reasonable possibility of an outcome that would result in a Material Adverse Effect with respect to it.

    (ii)
    Neither it nor any Originator is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect with respect to it.

  (e)
  Agreements

  (i)
  It is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to it.

  (ii)
  It is not in default in any manner under any provision of any Contractual Obligation to which it is a party or by which it or any of its properties or assets are bound, where such default could reasonably be expected to result in a Material Adverse Effect with respect to it.

  (f)
  Tax Returns    It has filed or caused to be filed all material tax returns and has paid or caused to be paid or made adequate provision for all taxes due and payable by it and all assessments received by it except to the extent that non-payment (i) is being contested in good faith or (ii) could not reasonably be expected to result in a Material Adverse Effect with respect to it.

  (g)
  Solvency    No Insolvency Event with respect to it has occurred and the sale, assignment, conveyance and transfer of the Receivables by it to the Purchaser has not been made in contemplation of the occurrence thereof.

  (h)
  No Originator Termination Event    As of the Effective Date, no Potential Originator Termination Event or Originator Termination Event with respect to it has occurred and is continuing.

  (i)
  Any Claim to rank pari passu    It shall ensure that at all times the claims of the Purchaser against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application;

  The representations and warranties as of the date made set forth in this Clause 3.1 shall survive the transfer, assignment, conveyance and sale of the Receivables and the other Receivable Assets to the Purchaser. Upon discovery by a Responsible Officer of the Purchaser or the Master Servicer or by a Responsible Officer of the relevant Originator of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

3.2
Representations and Warranties of the Originators Relating to the Receivables

  Each Originator hereby represents and warrants to the Purchaser on each Purchase Date with respect to the Receivables originated by it, being sold, transferred, assigned and conveyed to the Purchaser as of such date:

  (a)
  Receivables Description    The UK Originator Daily Report delivered or transmitted pursuant to Clause 2.1(b) sets forth in all material respects an accurate and complete listing of all Receivables related thereto, to be offered for sale, transfer, assignment and conveyance to the Purchaser on the date of such Offer and any purchase made upon acceptance thereof and the information contained therein in accordance with the Second Schedule with respect to each such Receivable is true and correct as of such date.

  (b)
  No Liens    Each Receivable existing on the Effective Date or, in the case of Receivables sold, transferred, assigned and conveyed to the Purchaser after the Effective Date, on the date that each such Receivable shall have been sold, transferred, assigned and conveyed to the Purchaser, has been sold, transferred, assigned and conveyed to the Purchaser free and clear of any Liens, except for Permitted Liens and Trustee Liens.

  (c)
  Eligible Receivable    On the Effective Date, each Receivable that is represented to be an Eligible Receivable on such date in the UK Originator Daily Reports or Daily Reports is an Eligible Receivable on the Effective Date and, in the case of Receivables sold, transferred, assigned and conveyed to the Purchaser after the Effective Date, each such Receivable that is represented to be an Eligible Receivable sold, transferred, assigned and conveyed to the Purchaser on such Purchase Date is an Eligible Receivable on such Purchase Date.

  (d)
  Governing Law    The governing law of the Receivables the subject of each offer is English Law.

  (e)
  Assignment    The assignment of each Receivable the subject of such offer as herein contemplated will not violate any law or any agreement by which the Originator may be bound.

  (f)
  Performance of Obligations    In all material respects it has performed and is in compliance with the terms of the contract relating to each Receivable the subject of an offer.

  The representations and warranties as of the date made set forth in this Clause 3.2 shall survive the sale, transfer, assignment and conveyance of the Receivables and other Receivable Assets to the Purchaser. Upon discovery by a Responsible Officer of the Purchaser or the Master Servicer or a Responsible Officer of the relevant Originator of a breach of any of the representations and warranties (or of any Receivable encompassed by the representation and warranty in subsection 3.2(c) not being an Eligible Receivable as of the relevant Purchase Date), the party discovering such breach shall give prompt written notice to the other parties.

4.
AFFIRMATIVE COVENANTS

  Each Originator hereby agrees that, so long as there are any amounts outstanding with respect to Receivables or until an Early Termination, whichever is later, it shall:

4.1
Financial Statements, Reports, etc

(a)
Furnish to the Purchaser, within 150 days after the end of each fiscal year, its balance sheet and related statements of income, shareholders' equity and cash flows showing its financial condition as of the close of such fiscal year and the results of its operations during such year, for Tioxide Europe, unaudited and for Petrochemicals UK as audited by its Independent Public Accountants and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of Petrochemical UK. Such accounts to be prepared in accordance with accounting principles generally accepted in the United Kingdom and in accordance with GAAP and consistently applied giving a true and fair view of the financial condition of the Company;

(b)
Furnish to the Purchaser, together with the financial statements required pursuant to sub-clauses (i) and (ii) above, a compliance certificate signed by a Responsible Officer of such Originator stating that (aa) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Originator and (bb) to the best of such Responsible Officer's knowledge, no Originator Termination Event or Potential Originator Termination Event exists, or if any Originator Termination Event or Potential Originator Termination Event exists, stating the nature and status thereof;

(c)
Furnish to the Purchaser copies of all financial statements, financial reports and proxy statements so furnished;

  (d)
  Furnish to the Purchaser, promptly, from time to time, such historical information, including ageing and liquidation schedules, in form and substance satisfactory to the Funding Agent and the Rating Agencies, as the Purchaser may reasonably request; and

  (e)
  Furnish to the Purchaser, promptly, from time to time, such other information regarding its operations, business affairs and financial condition, or compliance with the terms of any Transaction Document, in each case as the Purchaser may reasonably request.

4.2
Compliance with Law and Policies

(a)
Comply with all Requirements of Law and material Contractual Obligations to which it is subject and which are applicable to it except to the extent that non-compliance would not reasonably be likely to result in a Material Adverse Effect with respect to it.

(b)
Perform its obligations in accordance with the Policies, as amended from time to time in accordance with the Transaction Documents, in regard to the Receivables and the other Receivable Assets.

4.3
Inspection of Property; Books and Records; Discussions

  Keep proper books of records and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Purchaser upon reasonable advance notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours on any Local Business Day and as often as may reasonably be requested, subject to the Originator's security and confidentiality requirements and to discuss the business, operations, properties and financial condition of the Originator with officers and employees of the Originator and with its Independent Public Accountants.

4.4
Collections

  Instruct each Obligor to make payments in respect of its Receivables to a/the Collection Account(s) and to comply in all material respects with procedures with respect to Collections reasonably specified from time to time by the Purchaser. In the event that any payments in respect of any such Receivables are made directly to the Originator (including, without limitation, any employees thereof or independent contractors employed thereby), the Originator shall within one (1) Local Business Day of receipt thereof, deliver or deposit such amounts to a/the Collection Account(s) and, prior to forwarding such amounts, the Originator shall hold such payments in trust for the account and benefit of the Purchaser.

4.5
Furnishing Copies, etc

  Furnish to the Purchaser (subject to Clause 7.13 hereof):

  (a)
  within five (5) Local Business Days of the Purchaser's request, a certificate of a Responsible Officer of the Originator, certifying, as of the date thereof, to the knowledge of such officer, that no Originator Termination Event has occurred and is continuing or if one has so occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

  (b)
  promptly after a Responsible Officer of the Originator obtains knowledge of the occurrence of any Originator Termination Event or Potential Originator Termination Event, written notice thereof;

  (c)
  promptly following request therefor, such other information, documents, records or reports regarding or with respect to the Receivables of the Originator, as the Purchaser may from time to time reasonably request; and

  (d)
  promptly upon determining that any Receivable originated by it designated as an Eligible Receivable on the Daily Report or Monthly Settlement Report was not an Eligible Receivable as of the date provided therefor, written notice of such determination.

4.6
Responsibilities of the Originator as Local Servicer

  Notwithstanding anything herein to the contrary, (i) the Originator, while acting as Local Servicer, shall perform or cause to be performed all of its obligations under the Policies related to the Receivables to the same extent as if such Receivables had not been sold, assigned, transferred and conveyed to the Purchaser hereunder, (ii) the exercise by the Purchaser of any of its rights hereunder shall not relieve the Originator of its obligations with respect to such Receivables and (iii) except as provided by law, the Purchaser shall not have any obligation or liability with respect to any Receivables, nor shall the Purchaser be obligated to perform any of the obligations or duties of the Originator.

4.7
Assessments

  Pay before the same become delinquent and discharge all taxes, assessments, levies and other governmental charges imposed on it except such taxes, assessments, levies and governmental charges which are being contested in good faith and for which the Originator has set aside on its books adequate reserves in accordance with UK GAAP.

4.8
Marking of Records

  Each Originator will maintain a system that will clearly and unambiguously indicate that the Receivables have been sold, assigned, conveyed or transferred to the Purchaser, contributed by the Purchaser to the Company and thereupon a Participation and security interest granted by the Company to the Trustee. Each Originator agrees that from time to time it will promptly execute and deliver all instruments and documents, and take all further action, that Purchaser, the Company or the Trustee may reasonably request in order to perfect, protect or more fully evidence the Trustee's first priority perfected security interest in such Receivables and the related Collections.

5.
NEGATIVE COVENANTS

  Each Originator hereby agrees that, so long as there are any amounts outstanding with respect to Eligible Receivables originated by it, previously sold, assigned, conveyed or transferred by it to the Purchaser or until an Early Termination, whichever is the later, it shall not:

5.1
Limitations on Transfers of Receivables, etc

  At any time sell, convey, assign, transfer or otherwise dispose of any of the Receivables or other Receivable Assets relating thereto, except as contemplated by the Transaction Documents.

5.2
Extension or Amendment of Receivables

  Whether acting as Local Servicer or otherwise, extend, make any Dilution Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Receivables, unless (a) (i) such cancellation, termination, amendment, modification, or waiver is made in accordance with the servicing standards set forth in Clause 4.12 of the Servicing Agreement (and would have been made in the ordinary course of business), (ii) if such cancellation, termination, amendment, modification or waiver arose as a result of a request from an Obligor, (iii) if any such amendment, modification or waiver does not cause such Receivable to cease to be an Eligible Receivable and (iv) such cancellation, termination, amendment, modification or waiver would not have a material and prejudicial effect on the collectibility of the relevant Receivable or (b) such Dilution Adjustment is the result of a pre-existing contractual obligation between it and the related Obligor with respect to such

  Receivable provided, that in the event the Originator cancels an invoice related to a Receivable, the Originator must make an Originator Dilution Adjustment Payment in accordance with Clause 2.7, provided, further that in the event the Originator cancels an invoice related to a Receivable, either (i) such invoice must be replaced with an invoice relating to the same transaction as the cancelled invoice of equal or greater Principal Amount on the same day, (ii) such invoice must be replaced with an invoice relating to the same transaction as the cancelled invoice of a lesser Principal Amount on the same Business Day and the Originator must make an Originator Dilution Adjustment Payment, to the Purchaser, in an amount equal to the difference between such cancelled and replacement invoices or (iii) the Originator must make an Originator Dilution Adjustment Payment, to the Purchaser, in an amount equal to the full value of such cancelled invoice pursuant to Clause 2.7.

5.3
Change in Payment Instructions to Obligors

  Instruct any Obligor of any Receivables to make any payments with respect to any Receivables other than by cheque or wire transfer to a/the Collection Account.

5.4
Policies

  Make any change or modification (or permit any change or modification to be made) in any material respect to the Policies, except (i) if such changes or modifications are necessary under any Requirement of Law, or (ii) if the Rating Agency Condition is satisfied with respect thereto, provided, however, that if any change or modification, other than a change or modification permitted pursuant to sub-clause (i) above, would reasonably be expected to have a Material Adverse Effect with respect to a Series which is not rated by a Rating Agency, the consent of Investor Certificateholders representing Fractional Undivided Interests aggregating not less than 51% of the Adjusted Invested amount of such Series (or, as otherwise specified in the related Supplement) shall be required to effect such change or modification.

5.5
Ineligible Receivables

  Without the prior written approval of the Purchaser, take any action which to its knowledge would cause, or would permit, a Receivable that was designated as an Eligible Receivable on the Purchase Date relating to such Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement.

5.6
Business of the Originator

  Fail to maintain and operate the business currently conducted by the Originator, and business activities reasonably incidental or related thereto in substantially the manner in which it is presently conducted and operated if such failure would reasonably be expected to result in a Material Adverse Effect with respect to it.

5.7
Limitation on Fundamental Changes

  Enter into any merger or consolidate with another Person or sell, lease, transfer or otherwise dispose of assets constituting all or substantially all of its assets and its consolidated Subsidiaries (taken as a whole) to another Person or liquidate or dissolve unless:

  (a)
  either (i) the Originator is the surviving entity;

  (b)
  subject to Clause 7.13 hereof, it has delivered to the Trustee a certificate executed by a Responsible Officer of the Originator addressed to the Trustee (i) stating that such consolidation, merger, conveyance or transfer complies with this Clause 5.7 and (ii) further stating in the Responsible Officer's certificate that all conditions precedent herein provided for relating to such transaction have been complied with;

  (c)
  it has delivered to the Trustee an Opinion of Counsel from a nationally recognised legal counsel to the effect that the assignment of Receivables to the Purchaser by such Surviving Person, after the date of such merger, consolidation, sale, lease, transfer or disposal of assets, shall be treated as a "true sale" of any such Receivables;

  (d)
  it has delivered to the Trustee a General Opinion; and

  (e)
  the Rating Agency Condition has been satisfied.

5.8
Administration and Winding Up

  The Originator hereby undertakes to the Purchaser that, until one year and one day has elapsed since the last day on which Commercial Paper was outstanding, it will not petition or commence proceedings for the administration or winding up (nor join any person in the petition or commencement of proceedings for the administration or winding up) of the Purchaser.

6.
TERMINATION EVENTS

6.1
Originator Termination Events

  The following events shall be construed as "Originator Termination Events":

  (a)
  an Originator shall fail to pay any amount due hereunder in accordance with the provisions hereof and such failure shall continue unremedied for a period of five Business Days from the earlier to occur of (i) the date upon which a Responsible Officer of an Originator obtains actual knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to such Originator by the Purchaser or the Trustee or (B) to the Purchaser, to the Trustee and to such Originator by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount; or

  (b)
  an Originator shall fail to observe or perform any other covenant or agreement applicable to it contained herein (other than as specified in sub-clause (a) of this Clause 6.1) that has a Material Adverse Effect with respect to it and that continues unremedied until ten (10) Local Business Days after the date on which written notice of such failure, requiring the same to be remedied shall have been given (A) to such Originator by the Purchaser or the Trustee or (B) to the Purchaser, to the Trustee and to the Originator by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount, provided that if such failure may be cured and the Originator is diligently pursing such cure, such event shall not constitute an Originator Termination Event for an additional thirty (30) days; or

  (c)
  any representation or warranty made by an Originator in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made, and which continues unremedied until ten (10) Local Business Days after the date on which written notice thereof, requiring the same to be remedied, shall have been given (A) to such Originator by the Purchaser or the Trustee or (B) to the Purchaser, to the Trustee and to the Originator by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount, provided that if such incorrectness may be cured and the Originator is diligently pursuing such cure, such event shall not constitute an Originator Termination Event for an additional thirty (30) days and provided further that an Originator Termination Event shall not be deemed to have occurred under this sub-clause (c) based upon a breach of any representation or warranty set forth in Clause 3.3 if the Originator shall have complied with the provisions of Clause 2.8 in respect thereof; or

  (d)
  an Originator has been terminated as Local Servicer with respect to the Receivables originated by it, and not replaced as a Local Servicer by an affiliate of Huntsman International, following a Master Servicer Default under the Servicing Agreement.

6.2
Program Termination Events

  The following events shall be construed as "Program Termination Events":

  (a)
  an Insolvency Event shall have occurred with respect to an Originator; or

  (b)
  there shall have occurred and be continuing (i) an Early Amortisation Event set forth in Clause 7.01 of the Pooling Agreement or (ii) the Amortisation Period with respect to all Outstanding Series; or

  (c)
  a Federal (or equivalent) tax notice of Lien, in an amount equal to or greater than $500,000, shall have been filed against an Originator unless there shall have been delivered to the Trustee and the Rating Agencies proof of release of such Lien; or

  (d)
  any Originator Termination Event shall have occurred and be continuing with respect to an Originator that, as of the last Monthly Settlement Report, had originated more than 10% of the Aggregate Receivables Amount reflected on such report; or

  (e)
  an Originator Termination Event shall have occurred but the Originator has not been terminated within 10 calendar days in accordance with Clause 2.10 of the Pooling Agreement.

6.3
Remedies

(a)
Upon the occurrence and continuance of any Originator Termination Event as described in clause 6.1, the Purchaser shall (i) cease to accept any Offer for Sale of Receivables from such Originator Termination Event and (ii) the Originator shall be terminated as an Originator upon 10 days written notice (the date on which such notice becomes effect, the "Originator Termination Date"), provided that such removal or termination shall be in accordance with clause 2.10 of the Pooling Agreement.

(b)
Upon the occurrence and continuance of any Program Termination Event and after the expiration of any applicable cure period as described in clause 6.3, the Purchaser shall cease without further notice, which the Originator hereby waives, to accept any Offer hereunder (such date of termination, the "Program Termination Date"), and there shall be an Early Amortisation Event pursuant to clause 7.01 of the Pooling Agreement.

(c)
Each Originator agrees that, upon the occurrence and during the continuation of Program Termination Event as described in Clauses 6.2(a) or (b)(i):

(i)
the Purchaser (and its assignees) shall have the right at any time or require that each Originator, at its expense give Notice of Assignment to the Obligors in respect of the Receivables and other Receivables Assets of the assignment thereof to the Purchaser and may direct that payment of all amounts due or to become due under the Receivables be made directly to the relevant currency Company Concentration Account;

(ii)
each Originator in such capacity or in its capacity as Local Servicer, shall, upon the Purchaser's (or its assignees') written request and at such Originator's expense, (A) assemble all of its documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record Receivables and (2) are otherwise necessary or desirable to effect Collections of such Receivables including (i) Receivable specific information including, when applicable, invoice number, invoice due date, invoice value, purchase order reference, shipping date, shipping address, shipping terms, copies of delivery notes, bills of lading, insurance documents, copies of letters of credit, bills of exchange or promissory notes, other security documents, and (ii) Obligor specific information, including copy of the Contract, correspondence file and details of any security held (collectively, the "Originator Documents") and (B) deliver such Originator Documents to the Purchaser or its designee at a place designated by the Purchaser. In recognition of the Originator's need to have access to any Originator Documents which may be transferred to the Purchaser hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables or as a result of its responsibilities as Local Servicer, the Purchaser hereby grants to each Originator a license to access the Originator Documents transferred by such Originator to the Purchaser and to access any such transferred computer software in connection with any activity arising in the ordinary course of the Originator's business or in performance of the Originator's duties as Local Servicer, provided that the Originator shall not disrupt or otherwise interfere with the Purchaser's use of and access to the Originator Documents and its computer software during such license period;

    (iii)
    upon written request of the Purchaser, each Originator will (A) deliver to the Purchaser all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary for the immediate collection of the Receivables by the Purchaser, with or without the participation of the Originator (excluding software licenses which by their terms are not permitted to be so delivered, provided that the Originator shall use reasonable efforts to obtain the consent of the relevant licensor to such delivery but shall not be required, to the extent it has an ownership interest in any electronic records, computer software or licenses, to transfer, assign, set-over or otherwise convey such ownership interests to the Purchaser) and (B) make such arrangements with respect to the collection of the Receivables as may be reasonably required by the Purchaser.

6.4
The rights referred to or contained in Clause 6.3 and the powers conferred thereby may be exercised only at the times and in the circumstances mentioned therein and, accordingly, the Purchaser hereby undertakes to the Originator that it will not exercise or purport to exercise such rights other than at such times and in such circumstances.

6.5
The Originator hereby agrees that if an Originator Termination Date and/or Program Termination Event occurs, the Purchaser may notify in writing the other parties hereto of such fact and thereafter exercise its rights referred to or contained in Clause 6.3 as if a Originator Termination Notice had been given on the date of such notice and the other provisions of Clause 6.3 shall thereupon also apply.

7.
MISCELLANEOUS

7.1
Payments

(a)
All payments to be made by a party ("payor") hereunder shall be made in the currency of such liability and, if no currency is specified, in Sterling on the applicable due date and in immediately available funds to the recipient's ("payee") account or to such other account as may be specified by such payee from time to time in a notice to such payor. Wherever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(b)
Any payments made by any person by way of acceptance of an Offer (as mentioned in Clause 2.2(d)) shall be made in the relevant Approved Currency for the purposes of the Offer (or in any other currency agreed by the parties for those purposes) and in immediately available funds to the relevant Originator's account.

7.2
Costs and Expenses

  Each Originator agrees jointly and severally (a) to pay or reimburse the Purchaser for all of its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Transaction Documents and any other documents prepared in connection herewith and therewith, the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable fees and disbursements of counsel, (b) to pay or reimburse the Purchaser for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Transaction Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Purchaser, (c) (except as provided in Clause 7.16) to pay, indemnify, and hold the Purchaser harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused by an Originator in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of, any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold the Purchaser harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Purchaser in any way relating to or arising out of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby or in connection herewith or any action taken or omitted by the Purchaser under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "Originator Indemnified Liabilities") or (ii) which would not have been imposed on, incurred by or asserted against the Purchaser but for its having acquired the Receivables hereunder, provided, however, that such indemnity shall not be available to the extent that such Originator Indemnified Liabilities are finally judicially determined to have resulted from the gross negligence or wilful misconduct of the Purchaser. The agreements of the Originators in this Clause 7.2 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

7.3
Successors and Assigns

  This Agreement shall be binding upon and inure to the benefit of the Originators and the Purchaser and their respective successors (whether by merger, consolidation or otherwise) and permitted assigns. Each Originator agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Purchaser. Each Originator acknowledges that the Purchaser shall contribute the Receivables Assets to the Company and that the Company shall grant a Participation and a security interest in all of its rights thereunder to the Trustee pursuant to the Pooling Agreement.

7.4
Governing Law

  This Agreement shall be governed by, and construed in accordance with, English law.

7.5
No Waiver; Cumulative Remedies

  No failure to exercise and no delay in exercising, on the part of the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

7.6
Amendments and Waivers

  Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in a writing signed by the Purchaser and each Originator and that otherwise complies with any applicable provision in the other Transaction Documents. Any amendment, supplement or modification shall not be effective until the Rating Agency Condition has been satisfied.

7.7
Severability

  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8
Accession, Amendment and Restatement

(a)
With effect from the date on which the Purchaser has confirmed that it has received in form and substance satisfactory to it each of the documents specified in the Closing Documents List, the Original UK RPA shall be amended and restated on the terms hereof and Huntsman SS shall become a party to the Original UK RPA as an Originator.

(b)
If any United Kingdom Affiliate of the Originator acceptable to the Purchaser and the Administrative Agent executes and delivers to the Purchaser and the Administrative Agent a duly completed Accession Undertaking in substantially the form set out in the Seventh Schedule and the Accession Legal Opinion from legal counsel acceptable to the Purchaser and the Administrative Agent and the Rating Agencies in substantially the form set out in the Eighth Schedule and the provisions of Section 2.9 of the Pooling Agreement are satisfied, such Affiliate of the Originator shall become a party to this Agreement as an Originator on the delivery of such Accession Undertaking and such Accession Legal Opinion to the Purchaser and the Administrative Agents and the satisfaction of such provisions.

7.9
Notices

  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Purchaser and each Originator, or to such other address as may be hereafter notified by the respective parties hereto:

    With respect to the Purchaser:

      Huntsman International LLC
      500 Huntsman Way
      Salt Lake City
      Utah 84108

      Attention: Office of the General Counsel

    Copy to:

      Huntsman (Europe) B.V.B.A.
      Everslaan 45
      B-3078 Everberg
      Belgium

      Telecopy: 32 2759 5501

    With respect to the Originators:

      Tioxide Europe Limited
      Haverton Hill Road
      Billingham
      TS23 1PS

      Attention: Company Secretary
      Telecopy: 01642 376 460

      Huntsman Petrochemicals (UK) Limited
      Haverton Hill Road
      Billingham
      TS23 1PS

      Attention: Company Secretary
      Telecopy: 01642 376 460

    Copy to:

      Huntsman Surface Sciences UK Limited
      Lincoln House
      137-143 Hammersmith Road
      London W14 OQL

      Huntsman (Europe) B.V.B.A.
      Everslaan 45
      B-3078 Everberg
      Belgium

      Telecopy: 32 2759 5501

      The Chase Manhattan Bank (Ireland) plc, as Trustee
      Chase Manhattan House
      International Financial Services Centre
      Dublin 1
      Ireland

7.10
Counterparts

  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Purchaser.

7.11
Jurisdiction

(a)
Each of the parties hereto irrevocably agrees for the benefit of each other party that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding,

    and to settle any disputes, which may arise out of or in connection with the Transaction Documents and, for such purposes, irrevocably submits to the jurisdiction of such courts.

  (b)
  Each party hereto irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 7.11(a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with any Transaction Document and agrees not to claim that any such court is not a convenient or appropriate forum.

  (c)
  The submission to the jurisdiction of the courts referred to in Clause 7.11(a) shall not (and shall not be construed so as to) limit the right of any person to take proceedings against any other party hereto in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

  (d)
  The Purchaser hereby irrevocably appoints Tioxide Europe Limited of Haverton Hill Road, Billingham, TS23 1PS to accept service of any process on its behalf and further undertakes to the other parties hereto that it will at all times during the continuance of this Agreement maintain the appointment of some person in England as its agent for the service of process and irrevocably agrees that service of any writ, notice or other document for the purposes of any suit, action or proceeding in the courts of England shall be duly served upon it if delivered or sent by registered post to the address of such appointee (or to other such address in England as that party may notify to the other parties hereto).

7.12
No Bankruptcy Petition

(a)
Each Originator, by entering into this Agreement, covenants and agrees, to the extent permissible under applicable law, that it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganisation, arrangement, insolvency or liquidation proceedings, or other proceedings (including, but not limited to, petitioning for the declaration of the Purchaser's assets en désastre) under any Applicable Insolvency Laws.

(b)
Notwithstanding anything elsewhere herein contained, the sole remedy of an Originator or any other Person in respect of any obligation, covenant, representation, warranty or agreement of the Purchaser under or related to this Agreement shall be against the assets of the Purchaser. Neither the Originator nor any other Person shall have any claim against the Purchaser to the extent that such assets are insufficient to meet such obligation, covenant, representation, warranty or agreement (the difference being referred to herein as a "shortfall") and all claims in respect of the shortfall shall be extinguished.

7.13
Termination

  This Agreement will terminate at such time as (a) the Purchaser is required to cease accepting any offer hereunder pursuant to Clause 6.2 and (b) all Receivables have been collected, and the proceeds thereof turned over to the Purchaser and all other amounts owing to the Purchaser hereunder shall have been paid in full or, if Receivables have not been collected, such Receivables have become Defaulted Receivables and the Purchaser shall have completed its collection efforts in respect thereto, provided, however, that the indemnities of an Originator to the Purchaser set forth in this Agreement shall survive such termination and provided further that, to the extent any amounts remain due and owing to the Purchaser hereunder, the Purchaser shall remain entitled to receive any Collections on Receivables which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof. Notwithstanding anything to the contrary contained herein, if at any time, any payment made by an Originator is rescinded or must be restored or returned by the Purchaser as a result of any Insolvency Event with respect to an

  Originator then an Originator's obligations with respect to such payment shall be reinstated as though such payment had never been made.

7.14
Responsible Officer Certificates; No Recourse

  Any certificate executed and delivered by a Responsible Officer of an Originator or the Purchaser pursuant to the terms of the Transaction Documents shall be executed by such Responsible Officer not in an individual capacity but solely in his or her capacity as an officer of such Originator or the Purchaser, as applicable, and such Responsible Officer will not be subject to personal liability as to the matters contained in the certificate. A director, officer, manager, employee, or shareholder, as such, of an Originator or Purchaser shall not have liability for any obligation of such Originator or the Purchaser hereunder or under any Transaction Document or for any claim based on, in respect of, or by reason of, any Transaction Document, unless such claim results from the gross negligence, fraudulent acts or wilful misconduct of such director, officer, employee, manager or shareholder.

7.15
Confidential Information

(a)
Unless otherwise required by applicable law, and subject to Clause 7.15(b), each of the parties hereto undertakes to maintain the confidentiality of this Agreement in its communications with third parties and otherwise. None of the parties shall disclose to any person any information of a confidential nature of or relating to either an Originator, the Trustee or Purchaser, which such party may have obtained as a result of the Transaction (the "Confidential Information"). For the avoidance of doubt, the Purchaser shall restrict disclosure of Confidential Information to its officers, employees, agents and advisers who need to receive such information to ensure the proper functioning of the Transaction. The Trustee shall procure that such officers, employees, agents and advisers shall keep confidential all of the Confidential Information received.

(b)
The provisions of this Clause 7.15(b) shall not apply:

(i)
To the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

(ii)
To the disclosure of Confidential Information to the Trustee's assigns or the Rating Agencies (provided that such information is disclosed subject to the condition that such party will hold it confidential on the same basis);

(iii)
To the disclosure of any information with the written consent of the parties hereto;

(iv)
To the disclosure of any information in response to any order of any court or Governmental Authority; or

(v)
To the disclosure of any information reasonably required for the completion and filing of any financing statements pursuant to Clauses 2.3(c), and 4.5.

7.16
Stamp Duty

  The Originator will pay and hold itself responsible for and will seek no indemnity from the Purchaser or the Company in respect of Stamp Duty which is required to be paid in order to secure the stamping of any Relevant Document for any of the following purposes:

  (a)
  Allowing the Relevant Document in question to be produced in evidence in proceedings in the United Kingdom where this is required in order to enable the Purchaser or the Company to enforce its rights in respect of any Purchased Receivables against the Obligors and either:

  (i)
  the judge, arbitrator or other person responsible for the determination of such proceedings has ruled that an executed original or counterpart of the Relevant Document must be produced in evidence as aforesaid (provided that if an appeal against the ruling is permissible and the Originator so requests, and on the condition that the Originator indemnifies the Purchaser or the Company, as the case may be, to its respective satisfaction on an after-tax basis for all costs involved in such an appeal, the Purchaser or the Company, as the case may be, will pursue such an appeal pending which neither the Purchaser nor the Company, as the case may be, will cause an executed original or counterpart of the Relevant Document to be produced in evidence as aforesaid); or

    (ii)
    the rules governing the conduct of such proceedings provide that a certified unstamped copy of the Relevant Document in question or any other form of evidence of the matters which are the subject of such proceedings cannot be produced as adequate evidence for the purposes of such proceedings; or

  (b)
  Complying with a requirement imposed by any judicial or governmental authority for the Relevant Document in question to be stamped before it will be taken into account for the purpose of determining any liability of the Purchaser or the Company to taxation (subject to the Purchaser or (as the case may be) the Company taking reasonable steps to resist or avoid such requirement (insofar as it is able to do so whilst fully complying with its obligations under applicable law and practice and without causing any material prejudice (actual or potential) to its interests)).

IN WITNESS WHEREOF this Agreement has been entered into by the parties hereto acting by their authorised signatories on the date first above written.

Signed by an authorised Officer of
 HUNTSMAN INTERNATIONAL LLC

/s/ SEAN DOUGLAS Sean Douglas, Vice President and Treasurer

Signed by an authorised Officer of
 TIOXIDE EUROPE LIMITED

/s/ DUNCAN EMERSON Duncan Emerson

Signed by an authorised Officer of
 HUNTSMAN PETROCHEMICALS (UK) LIMITED

/s/ DUNCAN EMERSON Duncan Emerson

Signed by an authorised Officer of
 HUNTSMAN SURFACE SCIENCES UK LIMITED.

/s/ GABRIEL KOW Gabriel Kow

Signed by an authorised Officer of
 HUNTSMAN (EUROPE) B.V.B.A.

/s/ CHRISTOPHE STRUYVELT Christophe Struyvelt

SCHEDULE 1

TO RECEIVABLES PURCHASE AGREEMENT

FORM OF OFFER LETTER

To:	The Master Servicer as agent for the Purchaser
From:	The Originator
Dated:

Dear Sirs,

1.
We refer to the receivables purchase agreement (such receivables purchase agreement as from time to time amended, supplemented or novated being herein called the "UK Receivables Purchase Agreement") dated                        20    and made between (among others) ourselves and yourselves.

2.
Terms defined in the UK Receivables Purchase Agreement shall bear the same meaning herein.

3.
We hereby offer you an assignment on [date] of certain Receivables (the "Available Receivables") at a Purchase Price calculated in accordance with Clause 2.4 of the UK Receivables Purchase Agreement and notify you that the aggregate of the Outstanding Face Amount of the Available Receivables is [specify] and the Outstanding Face Amounts of the Available Receivables in each Approved Currency are [specify]. The UK Originator Daily Report incorporating a list of the Receivables offered to you by us in accordance with Clause 2.1 of the UK Receivables Purchase Agreement is attached hereto.

4.
Payment of the Purchase Price, in the relevant Approved Currency in respect of the relevant Receivables denominated in such Approved Currency shall be made directly into the [specify] account, account no. [    •    ] at [specify branch address].

5.
We hereby warrant that each of the representations and warranties referred to in Clause 3 of the UK Receivables Purchase Agreement is true on and as of the date hereof in respect of each Available Receivable save as specified in connection therewith in the attached list.

Yours faithfully,

for and on behalf of
[Originator]

SCHEDULE 2

TO RECEIVABLES PURCHASE AGREEMENT

FORM OF ORIGINATOR DAILY REPORT

Form of Originator Daily Report

Huntsman Master Trust—Daily Report

	Report Date 02-Nov-00	Activity Date 01-Nov-00
	Seller Interest	Series 2000-1 Investor Interest	Series 2000-2 Investor	Total
Pool Activity
Beginning Receivables Balance
Plus: FX Adjustment
Less: Aggregate Initial Collections
Plus: New Sales
Less: Non-Contractual Dilutions
Less: Timely Payment Discount Issued
Less: Volume Rebate Issued
Less: Write-Offs Prior to 60 days
Less: Write-Offs Past to 60 days
Less: Seller Adjustment/Payment Repurchased
Receivables
Less: Misdirected Receivables
Plus: Mechanical Zero Offsets
Plus: Other Adjustments

Ending Receivables Balance
Less: Defaulted Receivables
Less: Obligor Overconcentration Amount
Less: Country Overconcentration Amount
Less: Commissions/Cash Discounts Accruals
Less: Volume Rebate Accruals
Less: A/P Offsets

Aggregate Receivables Amount
Series 2000-1 Servicer Advance Outstanding
Series 2000-1 Servicer Advance Outstanding
Beginning Invested %
Invested Amount
Adjusted Invested Amount
Required Subordinated Amount
Target Receivables Amount
Allocated Receivables Amount
Collateral Compliance
Series 2000-1 Purchase Price
Ending Invested %

Form of Daily Report

Part 2 of 4

TOTAL USD EQUIVALENT
Daily Allocation of Collections
Total Collections in the Trust Accounts
A/R Collections Allocated
Servicer Advance
Total funds to allocate
Deposit to Accrued Interest Subaccount
Deposit to Non-Principal Conc Subacc
Deposit to Principal Conc Subacc (Servicer Advance)
Deposit to Servicer Account (Serv Advance Repayment)
Deposit to repay Invested Amount
Deposit to Company Receipts Account

Total Allocated
US DOLLAR
Daily Allocation of Collections and Servicer Advance
Total Collections in the Trust Accounts
A/R Collections Allocated
Servicer Advance
Total funds to allocate
Deposit to Accrued Interest Subaccount
Deposit to Non-Principal Conc Subacc
Deposit to Principal Conc Subacc (Servicer Advance)
Deposit to Servicer Account (Serv Advance Repayment
Deposit to repay Invested Amount
Deposit to Company Receipts Account

Total Allocated
EURO
Daily Allocation of Collections
Total Collections in the Trust Accounts
A/R Collections Allocated
Servicer Advance
Total funds to allocate
Deposit to Accrued Interest Subaccount
Deposit to Non-Principal Conc Subacc
Deposit to Principal Conc Subacc (Servicer Advance)
Deposit to Servicer Account (Serv Advance Repayment)
Deposit to repay Invested Amount
Deposit to Company Receipts Account

Total Allocated
STERLING
Daily Allocation of Collections
Total Collections in the Trust Accounts
A/R Collections Allocated
Servicer Advance
Total funds to allocate
Deposit to Accrued Interest Subaccount
Deposit to Non-Principal Conc Subacc
Deposit to Principal Conc Subacc (Servicer Advance)
Deposit to Servicer Account (Serv Advance Repayment
Deposit to repay Invested Amount
Deposit to Company Receipts Account

Total Allocated

Form of Daily Report

Part 3 of 4

Ratios
Series 2000-2 Class A Ratio	N/A
Series 2000-2 Class B Ratio	N/A
Series 2000-1 Ratio		N/A
Series Carrying Cost Reserve Ratio
Servicing Reserve Ratio
Series 2000-1 Percentage Factor		N/A
Period Type
TOTAL USD EQUIVALENT
Series 2000-1 Accrued Interest	Series 2000-2 Accrued Interest
Beginning Balance	Beginning Balance
Deposit	Deposit
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 Non-Principal Collections	Series 2000-2 Non-Principal Collection
Beginning Balance	Beginning Balance
Deposit—Collections	Deposit—Collections
Deposit—Interest Income	Deposit—Interest Income
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 Principal Collections	Series 2000-2 Non-Principal Collection
Beginning Balance	Beginning Balance
Deposit—funds from Collection Account	Deposit
Deposit—Servicer Advance	Withdrawal
Withdrawal—Servicer Advance Repayment
Withdrawal—Tranche 1 Repayment
Withdrawal—Tranche 2 Repayment
Withdrawal—Funds to the Company Receipts Accounts
Accounts
Ending Balance	Ending Balance
US DOLLAR
Series 2000-1 USD Accrued Interest Subaccount (7971071613)	Series 2000-2 USD Accrued Interest Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit	Deposit
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 USD Non-Principal Collection Subaccount (7971071621)	Series 2000-2 USD Non-Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—Collections	Deposit—Collections
Deposit—Interest Income	Deposit—Interest Income
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 USD Principal Collection Subaccount (7971071639)	Series 2000-2 USD Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—funds from Collection Account	Deposit
Deposit—Servicer Advance	Withdrawal
Withdrawal—Servicer Advance Repayment
Withdrawal—Tranche 1 Repayment
Withdrawal—Tranche 2 Repayment
Withdrawal—Funds to the Company Receipts Account
Ending Balance	Ending Balance

Form of Daily Report

Part 4 of 4

EURO
Series 2000-1 Euro Accrued Interest Subaccount (7971071647)	Series 2000-2 Euro Accrued Interest Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit	Deposit
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 Euro Non-Principal Collection Subaccount (7971071654)	Series 2000-2 Euro Non-Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—Collections	Deposit—Collections
Deposit—Interest Income	Deposit—Interest Income
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 Euro Principal Collection Subaccount (7971071662)	Series 2000-2 Euro Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—funds from Collection Account	Deposit
Deposit—Servicer Advance	Withdrawal
Withdrawal—Servicer Advance Repayment
Withdrawal—Tranche 1 Repayment
Withdrawal—Tranche 2 Repayment
Withdrawal—Funds in the Company Receipts Accounts
Ending Balance	Ending Balance
STERLING
Series 2000-1 GBP Accrued Interest Subaccount (7971071670)	Series 2000-2 GBP Accrued Interest Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit	Deposit
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 GBP Non-Principal Collection Subaccount (7971071688)	Series 2000-2 GBP Non-Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—Collections	Deposit—Collections
Deposit—Interest Income	Deposit—Interest Income
Withdrawal	Withdrawal
Ending Balance	Ending Balance
Series 2000-1 GBP Principal Collection Subaccount (7971071696)	Series 2000-2 GBP Principal Collection Subaccount [xxx]
Beginning Balance	Beginning Balance
Deposit—funds from Collection Account	Deposit
Deposit—Servicer Advance	Withdrawal
Withdrawal—Servicer Advance Repayment
Withdrawal—Tranche 1 Repayment
Withdrawal—Tranche 2 Repayment
Withdrawal—Funds to the Company Receipts Account
Ending Balance	Ending Balance

The undersigned, an Officer of Huntsman (Europe) B.V.B.A, as Master Servicer, certifies that the information set forth above is true and correct and it has performed in all material respects all of its obligations as Servicer under the Pooling and Servicing Agreements required to be performed as of the date hereof.

Names:
Title:
Date:

SCHEDULE 3

FORM OF SECURITY POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on the                       20    by [    •    ] (defined as the "Originator" herein) in favour of [    •    ], a company whose registered office is at [    ] acting in its capacity as Purchaser (the "Purchaser", and as the "Attorney").

WHEREAS

(A)
Pursuant to a UK Receivables Purchase Agreement (the "UKRPA") dated on or about                       20     made by and between the Originator, the Purchaser and others, the Originator (as referred to therein) may from time to time offer to sell to the Purchaser certain receivables evidenced by invoices rendered by the Originator (the "Receivables") and the Purchaser may accept an assignment of all Receivables for its benefit.

(B)
Receivables and Collections so acquired and not subsequently reacquired by the Originator or collected in full are referred to herein as the "Purchased Receivables".

(C)
Under the Servicing Agreement, the Originator has been appointed by the Servicer as its Local Servicer under the Servicing Agreement.

(D)
Terms not defined herein shall have the meaning ascribed to such terms in the UKRPA.

NOW, THEREFORE, the parties agree as follows:

1.
THE ORIGINATOR HEREBY APPOINTS the Attorney in respect of the Contracts and their related Collections, or the assets subject to the trusts declared by it under the UKRPA and referred to it above, to be its true and lawful attorney for it and in its name to do any of the following acts, deeds and things or any of them as may be within the power of the Originator:

(a)
to exercise its rights, powers and discretions in respect of Purchased Receivables, Collections and in respect of any other related rights (such related benefit and other rights being the "Ancillary Rights");

(b)
to exercise all the rights, powers, remedies and discretions exercisable by the Originator by reason of the Originator remaining legal owner of Purchased Receivables or the Ancillary Rights;

(c)
to execute, sign, seal and deliver any document (other than, for the avoidance of doubt, an absolute assignment) and to do any other act or thing which it may deem to be necessary in order to protect the interests of the Purchaser, proper or expedient for fully and effectually vesting or transferring the equitable interest in the Purchased Receivables sold by it and the Ancillary Rights in or to the Purchaser or the Purchaser's assigns hereunder (if applicable) or its successors in title or other person or persons entitled to the benefit thereof (as the case may require) pursuant to and in accordance with the UKRPA;

(d)
to demand, sue for and receive all moneys due or payable under or in respect of Purchased Receivables sold by it and the Ancillary Rights and pay such moneys to the persons to whom such moneys are required to be paid under the UKRPA;

(e)
to redirect mail and endorse drafts, cheques and other payment media, to perform any agreement or obligation of the Originator under or in connection with the UKRPA and to exercise all other remedies of the Originator under the UKRPA or existing at law; and

(f)
from time to time to substitute and appoint severally one or more attorneys (the "Substitute Attorneys") for all or any of the purposes aforesaid (including the power to authorise any person so appointed to make further appointments).

2.
The Originator hereby agrees at all times hereafter to ratify and confirm any act, matter or deed whatsoever the Attorney or any Substitute Attorney shall lawfully do or cause to be done under or pursuant to this Power of Attorney to the extent that such act or acts and execution are within the power of the Originator and within the contemplation of this Power of Attorney and the Originator shall indemnify the Attorney or any Substitute Attorney in respect of any loss, claim, cost, expense or liability in connection with this Power of Attorney save to the extent that the same arises out of their negligence, wilful default or bad faith. In furtherance of the power herein granted, the Originator agrees that it will assist and co-operate with the Purchaser and provide such facilities as the Purchaser may reasonably request.

3.
The Originator declares that this Power of Attorney has been given for security purposes and to secure continuing obligations of the Originator under the UKRPA and the above-mentioned assignments and trust arrangements, and the powers hereby created shall be irrevocable and will extend to and be binding upon the successors and assigns of the Originator, and the bankruptcy, liquidation, receivership, the making of an administration order or appointment of an administrative receiver or any other equivalent event of or affecting the Originator shall not affect the Powers of Attorney granted by any of the other Originators.

4.
The laws of England shall apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorney or any Substitute Attorney carried out under the terms hereof.

IN WITNESS whereof this Power of Attorney has been executed on the day and year first above written.

THE ORIGINATOR:

By:
Address:

The Attorney:

By:
Address:

SCHEDULE 4

TO RECEIVABLES PURCHASE AGREEMENT

FORM OF SOLVENCY CERTIFICATES

To:	Huntsman International LLC 500 Huntsman Way Salt Lake City Utah 84108
	Attention:	Office of General Counsel
	Facsimile:	(801) 584
Copy to:	J.P. Morgan Bank (Ireland) plc Chase Manhattan House International Financial Services Centre Dublin 1, Ireland
	Attention:	Padraic Doherty
	Facsimile:	00 353 1 612 5777
on letterhead of the Originator

        dated

SALE OF RECEIVABLES ORIGINATED BY
HUNTSMAN SURFACE SCIENCES UK LIMITED

I [    ] having duly considered the provisions of Sections 123 and 238 to 241 of the Insolvency Act 1986, and all documents produced thereto, determine that as at the date hereof:

1.
to the best of my knowledge and belief (based upon due enquiry) [    •    ] (the "Company") was then able to pay its debts within the meaning of the said Section 123 and would not become unable to do so in consequence of the periodic sale of the Receivables during the month following this certificate pursuant to the terms of the UK Receivables Purchase Agreement entered into between the Company, Huntsman International LLC (the "Purchaser"), the Funding Agents and the Administrative Agent;

2.
no order had been made or resolution passed for the winding-up of the Company which had been notified to the Company and, to the best of my knowledge and belief:

(i)
no petition had been presented for the winding-up of the Company or for the making of an administration order in respect of the Company; and

(ii)
no receiver, administrative receiver, administrator or receiver and manager had been appointed in relation to the Company,

  disregarding proceedings which are not being pursued or are discharged or are being contested in good faith on proper grounds where not more than thirty (30) days have expired since their commencement or which are of a frivolous or vexatious nature;

3.
to the best of my knowledge and belief the sale of the Receivables to the Purchaser and all matters concerning the Company in connection with such matters would, to the extent to which these were to be carried out by the Company, be effected by the Company in good faith and in connection with its business, and in my opinion there were reasonable grounds for believing that the sale of the Receivables and all related matters would benefit the Company; and

4.
in submitting Offers the Company has not to the best of my knowledge and belief been influenced by a desire to prefer the Purchaser as a creditor over any other creditors of the Company.

Words and expressions defined in the UK Receivables Purchase Agreement shall, unless the context otherwise requires, bear the same meanings when used herein.

This certificate is given by me on behalf of the Company.

Director or other duly authorised officer

To:	Huntsman International LLC 500 Huntsman Way Salt Lake City Utah 84108
	Attention:	Office of General Counsel
	Facsimile:	(801) 584
Copy to:	J.P. Morgan Bank (Ireland) plc Chase Manhattan House International Financial Services Centre Dublin 1, Ireland
	Attention:	Padraic Doherty
	Facsimile:	00 353 1 612 5777
on letterhead of the Originator

        dated

SALE OF RECEIVABLES ORIGINATED BY
TIOXIDE EUROPE LIMITED

I [    ] having duly considered the provisions of Sections 123 and 238 to 241 of the Insolvency Act 1986, and all documents produced thereto, determine that as at the date hereof:

1.
to the best of my knowledge and belief (based upon due enquiry) [    •    ] (the "Company") was then able to pay its debts within the meaning of the said Section 123 and would not become unable to do so in consequence of the periodic sale of the Receivables during the month following this certificate pursuant to the terms of the UK Receivables Purchase Agreement entered into between the Company, Huntsman International LLC (the "Purchaser"), the Funding Agents and the Administrative Agent;

2.
no order had been made or resolution passed for the winding-up of the Company which had been notified to the Company and, to the best of my knowledge and belief:

(i)
no petition had been presented for the winding-up of the Company or for the making of an administration order in respect of the Company; and

(ii)
no receiver, administrative receiver, administrator or receiver and manager had been appointed in relation to the Company,

  disregarding proceedings which are not being pursued or are discharged or are being contested in good faith on proper grounds where not more than thirty (30) days have expired since their commencement or which are of a frivolous or vexatious nature;

3.
to the best of my knowledge and belief the sale of the Receivables to the Purchaser and all matters concerning the Company in connection with such matters would, to the extent to which these were to be carried out by the Company, be effected by the Company in good faith and in connection with its business, and in my opinion there were reasonable grounds for believing that the sale of the Receivables and all related matters would benefit the Company; and

4.
in submitting Offers the Company has not to the best of my knowledge and belief been influenced by a desire to prefer the Purchaser as a creditor over any other creditors of the Company.

Words and expressions defined in the UK Receivables Purchase Agreement shall, unless the context otherwise requires, bear the same meanings when used herein.

This certificate is given by me on behalf of the Company.

Director or other duly authorised officer

To:	Huntsman International LLC 500 Huntsman Way Salt Lake City Utah 84108
	Attention:	Office of General Counsel
	Facsimile:	(801) 584
Copy to:	J.P. Morgan Bank (Ireland) plc Chase Manhattan House International Financial Services Centre Dublin 1, Ireland
	Attention:	Padraic Doherty
	Facsimile:	00 353 1 612 5777
on letterhead of the Originator

        dated

SALE OF RECEIVABLES ORIGINATED BY
HUNTSMAN PETROCHEMICALS (UK) LIMITED

I [    ] having duly considered the provisions of Sections 123 and 238 to 241 of the Insolvency Act 1986, and all documents produced thereto, determine that as at the date hereof:

1.
to the best of my knowledge and belief (based upon due enquiry) [    •    ] (the "Company") was then able to pay its debts within the meaning of the said Section 123 and would not become unable to do so in consequence of the periodic sale of the Receivables during the month following this certificate pursuant to the terms of the UK Receivables Purchase Agreement entered into between the Company, Huntsman International LLC (the "Purchaser"), the Funding Agents and the Administrative Agent;

2.
no order had been made or resolution passed for the winding-up of the Company which had been notified to the Company and, to the best of my knowledge and belief:

(i)
no petition had been presented for the winding-up of the Company or for the making of an administration order in respect of the Company; and

(ii)
no receiver, administrative receiver, administrator or receiver and manager had been appointed in relation to the Company,

  disregarding proceedings which are not being pursued or are discharged or are being contested in good faith on proper grounds where not more than thirty (30) days have expired since their commencement or which are of a frivolous or vexatious nature;

3.
to the best of my knowledge and belief the sale of the Receivables to the Purchaser and all matters concerning the Company in connection with such matters would, to the extent to which these were to be carried out by the Company, be effected by the Company in good faith and in connection with its business, and in my opinion there were reasonable grounds for believing that the sale of the Receivables and all related matters would benefit the Company; and

4.
in submitting Offers the Company has not to the best of my knowledge and belief been influenced by a desire to prefer the Purchaser as a creditor over any other creditors of the Company.

Words and expressions defined in the UK Receivables Purchase Agreement shall, unless the context otherwise requires, bear the same meanings when used herein.

This certificate is given by me on behalf of the Company.

Director or other duly authorised officer

SCHEDULE 5

TO RECEIVABLES PURCHASE AGREEMENT

LOCATION OF BOOKS AND RECORDS

SCHEDULE 6

TO RECEIVABLES PURCHASE AGREEMENT

LEGAL AND OTHER BUSINESS NAMES

Originator:

Legal Name	Other Business Names

SCHEDULE 7

FORM OF ACCESSION AND UNDERTAKING

To:        Huntsman International LLC (as Purchaser)

From:    [Name of Company]

We [Name of Company] refer to a UK Receivables Purchase Agreement dated [    ] and originally made between (1) Tioxide Europe Limited as Originator (2) Huntsman Petrochemicals (UK) Limited as Originator, and (3) Huntsman International LLC as Purchaser, (the "UK Receivables Purchase Agreement"). Terms defined in the UK Receivables Purchase Agreement shall have the same meaning when used herein.

1.
We hereby confirm that, simultaneously with our delivery of this Accession Undertaking and the attached Accession Legal Opinion, we will accede to the terms and conditions of the UK Receivables Purchase Agreement and accordingly agree to be bound by the terms thereof.

2.
We acknowledge and agree that upon and by reason of our delivering this Accession Undertaking and the attached Accession Legal Opinion to the Purchaser and the Administrative Agent, we will thereby forthwith become a party to the UK Receivables Purchase Agreement as an Originator and, accordingly, shall have liabilities and obligations thereunder identical to those expressed to be assumed by an Originator thereunder and shall be entitled to the rights and benefits of an Originator thereunder.

3.
Our facsimile number, telex number and address for the purpose of receiving communications under the UK Receivables Purchase Agreement are as follows:

  Address:

  Facsimile No:

  Telex No:

4.
This Accession Undertaking shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof this Accession Undertaking has been executed in [    •    ] as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

Dated this [    ] day of [    ]

Signed by on behalf of the Company

Director or other duly authorised officer

SCHEDULE 8

ACCESSION LEGAL OPINION

To:

Huntsman International LLC
(as Purchaser)
[Date]

Dear Sirs

I am legal counsel or the legally trained company secretary to [Name of Company] (the "Company"). I am giving this opinion in respect of the Company executing an accession undertaking in order to become party to the UK Receivables Purchase Agreement (as defined in the Schedule hereto).

For the purposes of this opinion, I have examined the documents listed and (where appropriate) defined in the Schedule to this letter and such further documents as I have considered necessary or appropriate for the preparation of this opinion. Definitions and expressions defined in the Schedule shall, unless otherwise defined herein, have the same meaning in this letter.

References to "Documents" are references to the documents listed in Part 1 of the Schedule hereto.

In my opinion, having regard to the laws of England:

1.
the Company is a company duly incorporated in England and Wales with limited liability under the Companies Act 1985;

2.
the Company has the power, authority and legal right to execute and deliver the Documents to which it is a party and to perform its obligations thereunder and has taken all necessary actions to authorise such execution, delivery and performance; and

3.
the execution, delivery and performance by the Company of each of the Documents to which it is a party does not and will not conflict with any provision of its memorandum and articles of association or any other agreement by which the Company is bound.

        This opinion speaks as of its date and is addressed to and is only for the benefit of the persons set out above. It may not be relied upon by any other person and, without my prior written consent, may not be transmitted or disclosed to any other person.

Yours faithfully

[Name of Solicitor/Company Secretary]

[Title]

SIGNATORIES

SCHEDULE 9

CLOSING DOCUMENTS LIST

(a)
Certified copies of all duly adopted resolutions (or, if applicable, unanimous consent) of the Board of Directors of Huntsman SS, as in effect on such Effective Date, authorising the execution of this Agreement and the consummation of the Transactions pursuant to the Transaction Documents.

(b)
A certificate of a Responsible Officer of Huntsman SS certifying the names and signatures of the officers authorised on its behalf to execute this Agreement and the other Transaction Documents to which it is a party and any other documents delivered by it hereunder or thereunder:

(c)
Certified copies of the Memorandum and Articles of Association of Huntsman SS.

(d)
[A legal opinion, in each case, dated the Effective Date and addressed to the Rating Agencies, the Funding Agent, the Purchaser and the Trustee from Clifford Chance LLP, English counsel for Huntsman SS as to the true sale of Receivables and the due incorporation and capacity of Huntsman SS and legal validity of this Agreement, in form and substance satisfactory to the Trustee and the Funding Agent.

(e)
The Policies of Huntsman SS.

(f)
A solvency certificate delivered by Huntsman SS with respect to Huntsman SS's solvency in the form of the Fourth Schedule hereto;

(g)
The Purchaser shall be satisfied that Huntsman SS's systems, procedures and record keeping relating to the Receivables are sufficient and satisfactory in order to permit the assignment, transfer and conveyance of such Receivables and the administration of such Receivables in accordance with the terms and intent of this Agreement;

(h)
Certified copies of such other approvals, opinions or documents as the Purchaser may reasonably request.

SCHEDULE 10

FORM OF OFFER NOTIFICATION

TO:                        [Name of Purchaser] (the "Purchaser")

      [Address]

        I,                        , a duly appointed officer of Huntsman (Europe) B.V.B.A., as Master Servicer (the "Master Servicer") pursuant to the Amended and Restated Master Servicing Agreement, dated as of September [    ], 2002, (the "Amended and Restated Servicing Agreement") among (i) Huntsman Receivables Finance LLC, (ii) Huntsman (Europe) B.V.B.A., (iii) Huntsman International LLC, Tioxide Americas, Inc., Huntsman Propylene Oxide Ltd., Huntsman International Fuels L.P., Huntsman Holland B.V., Tioxide Europe Limited, Huntsman Petrochemicals (UK) Limited, Tioxide Europe SRL, Huntsman Surface Sciences Italia SRL, Huntsman Patrica S.R.L., Tioxide Europe S.L., Huntsman Surfactants Iberica S.L., Tioxide Europe SAS, Huntsman Surface Sciences (France) S.A.S., Huntsman Surface Sciences UK Ltd., and Huntsman Ethyleneamines Ltd., (iv) JPMorgan Chase Bank, as Trustee and (vi) PricewaterhouseCoopers LLP hereby deliver this Notification (as defined in the [relevant Receivables Purchase Agreement or Omnibus Receivables Purchase Agreement, as applicable]) and affirm the following:

        1)    The Master Servicer has received [and printed off in full—only in the UK and Netherlands] as agent for the Purchaser an Offer (as defined in the [relevant Receivables Purchase Agreement or Omnibus Receivables Purchase Agreement, as applicable]).

        2)    The following information applies to such Offer:

Purchase Price:

Relevant Account Information:

        In order to accept this Offer, the Purchase Price (as defined in the [relevant Receivables Purchase Agreement or Omnibus Receivables Purchase Agreement, as applicable]) should be paid to the account stated above no later than [3 pm London time] on the date on which such Notification is received.

Very truly yours,

[            ]

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  Exhibit 10.32 EXECUTION COPY
HUNTSMAN INTERNATIONAL LLC AS PURCHASER HUNTSMAN SURFACE SCIENCES UK LIMITED TIOXIDE EUROPE LIMITED AND HUNTSMAN PETROCHEMICALS (UK) LIMITED AS ORIGINATORS HUNTSMAN (EUROPE) B.V.B.A AS MASTER SERVICER
CONTENTS
SCHEDULE 1 TO RECEIVABLES PURCHASE AGREEMENT FORM OF OFFER LETTER
SCHEDULE 2 TO RECEIVABLES PURCHASE AGREEMENT FORM OF ORIGINATOR DAILY REPORT
SCHEDULE 3 FORM OF SECURITY POWER OF ATTORNEY
SCHEDULE 4 TO RECEIVABLES PURCHASE AGREEMENT FORM OF SOLVENCY CERTIFICATES
SCHEDULE 5 TO RECEIVABLES PURCHASE AGREEMENT LOCATION OF BOOKS AND RECORDS
SCHEDULE 6 TO RECEIVABLES PURCHASE AGREEMENT LEGAL AND OTHER BUSINESS NAMES
SCHEDULE 7 FORM OF ACCESSION AND UNDERTAKING
SCHEDULE 8 ACCESSION LEGAL OPINION
SCHEDULE 9 CLOSING DOCUMENTS LIST
SCHEDULE 10 FORM OF OFFER NOTIFICATION